EXHIBIT 5


                                                  Variable Annuity Application

                  FIDELITY AND GUARANTY LIFE INSURANCE COMPANY
                              Baltimore, Maryland

                                                STREET ADDRESS FOR
               SERVICE ADDRESS:                 OVERNIGHT MAIL:
www.omfn.com   P.O. Box 725049                  6425 Powers Ferry Rd.
               Atlanta, GA 31139-2049           Atlanta, GA 30339

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1.  CONTRACT OWNER                  Ownership Type:  [ ]CRT     [ ] UTMA
                                     [ ] Individual  [ ] Trust  [ ] UGMA
NRA
    [ ] Mr. [ ] Mrs.  Gender   Date of Birth   U.S. Citizen: If no, what is your
    [ ] Ms.        [ ] M [ ] F     /  /        [ ]Yes [ ]No       citizenship?

First Name                         Immigration Status?             Visa Type?

         ------------------------  ----------------------------  -------------
Last Name                          Social Security Number/Tax ID   Daytime Phone
                                                                   Number
         ------------------------  ----------------------------  -------------
Additional Owner Information
(e.g., Name of Trust/Corporation)  Email Address

---------------------------------  ---------------------------------------------
Street Address                     City           State            ZIP

---------------------------------  ------------------ ------------ -------------


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2.  JOINT CONTRACT OWNER
                                              U.S. Citizen: If no, what is your
    [ ] Mr. [ ] Mrs.  Gender   Date of Birth  [ ]Yes [ ]No  citizenship?
    [ ] Ms.        [ ] M [ ] F     /  /                     --------------------
     Relationship to Contract Owner       Immigration Status?        Visa Type?
--------------------------------------  ----------------------  ----------------
First Name                              Last Name
         -----------------------------  ----------------------------------------

Social Security Number/Tax ID   Daytime Phone       Email Address

------------------------------ -------------------- ----------------------------
Street Address                   City              State         ZIP
------------------------------  ------------------ ------------ -------------


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3.  ANNUITANT
(If different from Contract Owner)            U.S. Citizen: If no, what is your
    [ ] Mr. [ ] Mrs.  Gender   Date of Birth  [ ]Yes [ ]No  citizenship?
    [ ] Ms.        [ ] M [ ] F     /  /                    ---------------------

Relationship to Contract Owner        Immigration Status?        Visa Type?
-----------------------------------   -------------------------  -----------

First Name                            Last Name
------------------------------------  ------------------------------------------
Social Security Number/Tax ID   Daytime Phone           Email Address

------------------------------- -----------------      -------------------------
Street Address                     City           State            ZIP
------------------------------  ------------------ ------------ -------------


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4.  JOINT/CONTRACT/ANNUITANT
(If applicable)                               U.S. Citizen: If no, what is your
    [ ] Mr. [ ] Mrs.  Gender   Date of Birth  [ ]Yes [ ]No  citizenship?
    [ ] Ms.        [ ] M [ ] F     /  /                     --------------------

Relationship to Contract Owner       Immigration Status?          Visa Type

------------------------------------ ---------------------------  -------------
First Name                           Last Name

------------------------------------ -------------------------------------------
Social Security Number/Tax ID   Daytime Phone           Email Address

-------------------------------  -------------------   -------------------------
Street Address                   City               State        ZIP
-------------------------------  ------------------ ------------ -------------

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5.  BENEFICIARY(IES)

[ ] Primary     %   First Name    MI     Last Name    Social Security Number/TIN

[ ] Contingent  %   First Name    MI     Last Name    Social Security Number/TIN
------------- ----- ------------ ------ ------------- --------------------------
[ ] Primary     %   First Name    MI     Last Name    Social Security Number/TIN

[ ] Contingent  %   First Name    MI     Last Name    Social Security Number/TIN
------------- ----- ------------ ------ ------------- --------------------------
[ ] Primary     %   First Name    MI     Last Name    Social Security Number/TIN

[ ] Contingent  %   First Name    MI     Last Name    Social Security Number/TIN
------------- ----- ------------ ------ ------------- --------------------------
[ ] Primary     %   First Name    MI     Last Name    Social Security Number/TIN

[ ] Contingent  %   First Name    MI     Last Name    Social Security Number/TIN
--------------------------------------------------------------------------------


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6.  OWNER IDENTIFICATION        U.S. PATRIOT  ACT

Type of Government Document      [ ] Driver's License     [ ] Foreign Country ID
Inspected:                       [ ] State Issued ID      [ ] Immigration
documentation                    [ ] Military ID          Type_______
                                 [ ] Passport             [ ]Other_____________
Issue Number:                       Issue Date:              Expiration Date:
                                      /   /                      /   /
Issue Location (may be country of origin):
                                        ----------------------------------------


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7.  OPTIONAL BENEFITS                  [ ] Single Life          [ ] Joint Life

 [ ]  ACCOUNT PROTECTION PACKAGE             [ ]  ACCOUNT ENHANCEMENT PACKAGE
Guaranteed Minimum Withdrawal Benefit Rider  Persistency Bonus Rider
Guaranteed Minimum Death Benefit Rider       Free Withdrawal(s) of Contract
                                             Value Rider
                                             Free Partial Withdrawal(s) Rider
                                             Enhanced


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8.  PREMIUM PAYMENT

Initial/Single Premium Paid with application $_____________________ [MAKE CHECK PAYABLE TO FIDELITY AND GUARANTY LIFE INSURANCE COMPANY]


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9.  REPLACEMENT

Do you have an existing life insurance or annuity policy? [ ] Yes [ ] NO Will the annuity applied for replace or change an existing life insurance or annuity policy? [ ] Yes [ ] NO

If a 1035 Exchange or 90-24 Transfer, attach applicable forms.

Cost Basis  $________________

Transfer/Exchange Amount        Policy/Certificate No.       Company
$ _______________________


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10.  PLAN
[ ] Non qualified       [ ] Roth IRA              [ ] 401(k)
[ ] Traditional         [ ] SEP IRA               [ ] Other (specify plan type):
[ ] IRA                 [ ] Tax-Sheltered Annuity


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11.  SPECIAL INSTRUCTIONS             If more space is needed, attach a separate
sheet, signed and dated by Owner(s)


12.  INVESTMENT SELECTION           The Premium Payment will be allocated as
                                    selected below.
-------------------------------------------------------------------------------
  TO BE INVESTED IMMEDIATELY ________%       DOLLAR COST AVERAGING ________%
         (SELECT BELOW)                             (GO TO SECTION 13)
          VARIABLE                      %           VARIABLE
     INVESTMENT OPTIONS                        investment options-cont-              Account
-------------------------------------- ---  -----------------------------------      Protection
                                                                                    Investment Choices
ALLIANCEBERNSTEIN                            T. ROWE PRICE                     --------------------------------
o  VPS International Growth Portfolio B      o  Blue Chip Growth-I                 ASSET ALLOCATION
o  VPS International Value Portfolio B       o  Equity Income-II                         PORTFOLIOS
AMERICAN CENTURY                             o  Health Sciences-II
o  VP Income & Growth Fund II                THIRD AVENUE                         OLD MUTUAL VA ASSET
o  VP International Fund II                  o  Value Portfolio                   ALLOCATION PORTFOLIO
o  VP Mid Cap Value Fund II                  MORGAN STANLEY
o  VP Value Fund II                          o  UIF Core Plus Fixed Income       o  Balanced Portfolio
FRANKLIN TEMPLETON                              Portfolio II                     o  Conservative Portfolio
o  VIP Franklin Global Communication         o  UIF Emerging Markets Debt        o  Moderate Growth Portfolio
   Securities Fund 2                            Portfolio II
o  VIP Franklin Mutual Discovery Securities  o  UIF Mid Cap Growth
   Fund 2                                       Portfolio II                             ASSET ALLOCATION
o  VIP Mutual Shares Securities Fund 2       o  UIF U.S. Mid-Cap Value                             MODELS
o  VIP Franklin U.S. Government Securities      Portfolio II
   Fund 2                                    o  Van Kampen LIT Growth and       MODEL PORTFOLIOS DESIGNED BY
o  VIP Templeton Developing Markets             ncome Portfolio II              STANDARD AND POOR'S INVESTMENT
   Securities Fund 2                                                            ADVISORY SERVICES, LLC (SPIAS)
o  VIP Templeton Global Asset Allocation
   Fund 2                                                     ASSET ALLOCATION   Moderate Aggressive
o  VIP Templeton Global Income Securities                         PORTFOLIOS     Moderate
   Fund 2                                                                        Moderate Conservative
LEGG MASON                                   OLD MUTUAL VA ASSET                 Conservative
o  Small Cap Growth Portfolio II              ALLOCATION
o  Strategic Bond Portfolio II                o  Balanced Portfolio (Service              FIXED INTEREST
o  Fundamental Value Portfolio II                Class)                                          OPTIONS
o  Smith Barney Aggressive Growth Portfolio   o  Conservative Portfolio
II                                               (Service Class)                    1-YEAR FIXED ACCOUNT
NEUBERGER BERMAN                              o  Growth Portfolio (Service
o  AMT Limited Maturity Bond Portfolio I         Class)                              _________ = 100%
o  AMT Partners Portfolio I                   o  Moderate Growth Portfolio
o  AMT Regency Portfolio S                       (Service Class)
o  AMT Guardian Portfolio S
o  AMT MidCap Growth Portfolio S                            ASSET ALLOCATION
OLD MUTUAL                                                           MODELS
o  Analytic VA Defensive Equity (Service
   Class)                                       MODEL PORTFOLIOS DESIGNED BY
o  Analytic VA Global Defensive Equity          STANDARD AND POOR'S INVESTMENT
   (Service Class)                              ADVISORY SERVICES, LLC (SPIAS)
PIMCO                                           Aggressive
o  VIT High Yield Portfolio (Administrative     Moderate Aggressive
   Class)                                       Moderate
o  VIT Long-Term U.S. Government Portfolio      Moderate Conservative
   (Administrative Class)                       Conservative
o  VIT Commodity Real Return Strategy
   Portfolio (Administrative Class)
o  VIT Global Bond Portfolio                                  FIXED INTEREST
   (Administrative Class)                                              Options
o  VIT Money Market Portfolio
   (Administrative Class)                       1-year fixed account
o  VIT Real Return Portfolio
   (Administrative Class)                              _________ = 100%
o  VIT Total Return Portfolio
   (Administrative Class)
PIONEER
o  Cullen Value VCT Portfolio II
o  Equity Income VCT Portfolio II
o  Fund VCT Portfolio II
o  High Yield VCT Portfolio II
o  Small Cap Value VCT Portfolio II
o  Strategic Income VCT Portfolio II
ROYCE
o  Micro-Cap Portfolio (Service Class)
o  Small-Cap Portfolio (Service Class)

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13.   DOLLAR COST AVERAGING
              I wish to Dollar Cost Average _________% of the initial investment

TO BE TRANSFERRED FROM:       TRANSFER IN:
   [ ] Money Market   [ ] Fixed Account      [ ] 6-Month DCA   [ ] 12-Month DCA
   TRANSFER TO:

--- -------------------------------------------- --- ----------------------------------------------------------------------
 %                VARIABLE                        %            VARIABLE
                INVESTMENT OPTIONS                      investment options-cont-                     ASSET ALLOCATION
                                                                                                           PORTFOLIOS
    ALLIANCEBERNSTEIN                                   T. Rowe Price
    o  VPS International Growth Portfolio B              o  Blue Chip Growth-II                   OLD MUTUAL VA ASSET
    o  VPS International Value Portfolio B               o  Equity Income-II                     ALLOCATION PORTFOLIO
    AMERICAN CENTURY                                     o  Health Sciences-II
    o  VP Income & Growth Fund II                       Third Avenue                          o  Balanced Portfolio
    o  VP International Fund II                          o  Value Portfolio                   o  Conservative Portfolio
    o  VP Mid Cap Value Fund II                         Morgan Stanley                        o  Moderate Growth Portfolio
    o  VP Value Fund II                                  o  UIF Core Plus Fixed Income
    FRANKLIN TEMPLETON                                      Portfolio II                                   ASSET ALLOCATION
    o  VIP Franklin Global Communication                 o  UIF Emerging Markets Debt                                MODELS
       Securities Fund 2                                    Portfolio II
    o  VIP Franklin Mutual Discovery Securities          o  UIF Mid Cap Growth               MODEL PORTFOLIOS DESIGNED BY
       Fund 2                                               Portfolio II                    STANDARD AND POOR'S INVESTMENT
    o  VIP Mutual Shares Securities Fund 2               o  UIF Mid-Cap Value Portfolio II  ADVISORY SERVICES, LLC (SPIAS)
    o  VIP Franklin U.S. Government Securities           o  Van Kampen LIT Growth and
       Fund 2                                               Income Portfolio II               Moderate Aggressive
    o  VIP Templeton Developing Markets                                                       Moderate
       Securities Fund 2                                                                      Moderate Conservative
    o  VIP Templeton Global Asset Allocation                                                  Conservative
       Fund 2                                                      ASSET ALLOCATION
    o  VIP Templeton Global Income Securities                            PORTFOLIOS
       Fund 2
    LEGG MASON                                          OLD MUTUAL VA ASSET
    o  Small Cap Growth Portfolio II                    ALLOCATION
    o  Strategic Bond Portfolio II                      o  Balanced Portfolio (Service
    o  Fundamental Value Portfolio II                      Class)
    o  Smith Barney Aggressive Growth                   o  Conservative Portfolio
       Portfolio II                                        (Service Class)
    NEUBERGER BERMAN                                    o  Growth Portfolio (Service
    o  AMT Limited Maturity Bond Portfolio I               Class)
    o  AMT Partners Portfolio I                         o  Moderate Growth Portfolio
    o  AMT Regency Portfolio S                             (Service Class)
    o  AMT Guardian Portfolio S
    o  AMT MidCap Growth Portfolio S                                   ASSET ALLOCATION
    OLD MUTUAL                                                                  MODELS
    o  Analytic VA Defensive Equity (Service
       Class)                                            MODEL PORTFOLIOS DESIGNED BY
    o  Analytic VA Global Defensive Equity               STANDARD AND POOR'S INVESTMENT
       (Service Class)                                   ADVISORY SERVICES, LLC (SPIAS)
    PIMCO                                                Aggressive
    o  VIT High Yield Portfolio (Administrative          Moderate Aggressive
       Class)                                            Moderate
    o  VIT Long-Term U.S. Government Portfolio           Moderate Conservative
       (Administrative Class)                            Conservative
    o  VIT Commodity Real Return Strategy
       Portfolio (Administrative Class)
    o  VIT Global Bond Portfolio
       (Administrative Class)
    o  VIT Money Market Portfolio
       (Administrative Class)
    o  VIT Real Return Portfolio
       (Administrative Class)
    o  VIT Total Return Portfolio
       (Administrative Class)
    PIONEER
    o  Cullen Value VCT Portfolio II
    o  Equity Income VCT Portfolio II
    o  Fund VCT Portfolio II
    o  High Yield VCT Portfolio II
    o  Small Cap Value VCT Portfolio II
    o  Strategic Income VCT Portfolio II
    ROYCE
    o  Micro-Cap Portfolio (Service Class)
    o  Small-Cap Portfolio (Service Class)
-----------------------------------------------------------------------------------------------------------------------

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14.  REBALANCING             [ ] YES       (Cannot be elected if DCA is chosen)

       Subaccounts will be rebalanced to the allocation percentages on this application (unless changed after issue of contract). Rebalancing does not apply to the Fixed Account. Subaccounts will be automatically rebalanced. You must allocate to two or more variable Subaccounts to elect rebalancing.
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                 Frequency: (choose one)
[ ] Quarterly          [ ] Semi-Annually                [ ] Annually


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15.   SYSTEMATIC WITHDRAWALS     I/we wish to start a series of withdrawals from
                                 the contract issued pursuant to this
                                 application as indicated below
       (surrender charges may apply, see contract).
        Payments should begin:     Payments should be made:  Payment should be:
        _______Month______Day_______Year
           [ ]  Monthly   [ ]  Quarterly   [ ] Semi-Annually    $_______________
        CHECK ONE:   [ ] I/we am subject to backup withholding.
                     [ ] I/we am not subject to backup withholding
                     [ ] I/we am not subject to backup withholding, but wish
                         to have federal income tax withheld.
        WITHHOLDING: [ ]  Federal     $_________________  %________________
                     [ ] State

        If Systematic Withdrawals are being used in conjunction with Dollar Cost Averaging (DCA), the first payout cannot be sent until after the first DCA transfer is processed.


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16.AUTHORIZATION

        I (We) have read the statements made in this application. To the best of my (our) knowledge and belief, the statements made are complete, true, and correctly recorded. I (We) understand that: a copy of this application will form a part of any contract issued; the annuity will not take effect until delivered to the Owner; and no representative can modify any contract issued.

        I (We) certify, under penalties of perjury, that I am a (we are) U.S. Citizen(s) or resident(s) of the U. S. (includes U.S. resident aliens) and that the taxpayer identification number(s) is (are) correct. I (We) understand that federal law requires all financial institutions to obtain identity information in order to verify my (our) identity(ies) and I (we) authorize its use for this purpose. This information includes, but is not limited to, the name, residential address, date of birth, Social Security or taxpayer identification number, and any other information necessary to sufficiently verify identity. I (We) understand that failure to provide this information could result in the application being rejected.

        (We), understand that I (we) have applied for a flexible premium deferred variable annuity contract issued by [Fidelity and Guaranty Life Insurance Company]. I (We) have received and reviewed the prospectuses for this variable annuity. After reviewing my (our) financial background with my (our) representative, I (we) believe this contract will meet my
        (our) insurable needs and financial objectives. If applicable, I (we) considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I (We) understand the terms and conditions related to any optional rider applied for and believe that the rider(s) meet my (our) insurable needs and financial objectives.

        I (We) understand that benefits and values provided by this contract may be on a variable basis. Amounts allocated into one or more variable investment options will reflect the investment experience of those investment options. The account values may increase or decrease, and the dollar amount is not guaranteed.

        I (We) have discussed all fees and charges for this contract with my
        (our) representative, including surrender charges. I (We) understand that if I (we) cancel a contract issued as a result of this application without penalty during the Right to Cancel period, the amount refunded may be less than the initial amount paid due to the investment experience of the selected options. If there are joint owners, the issued contract will be owned by the joint owners as Joint Tenants With Right of Survivorship and not as Tenants in Common.

        By providing my email address with my signed application, I authorize the company to provide prospectuses, contract statements, and related documents electronically. I understand that I must have electronic capability to receive electronic disclosures, and agree to receive all notices and disclosures electronically. Check if you do not wish to receive communications electronically: [ ]

        I authorize and direct [Fidelity and Guaranty Life Insurance Company] to make allowable transfers of funds or reallocation of net premiums among available investment options based on instructions received by telephone from (a) me, as Contract Owner; (b) my Registered Representative; and
        (c) the person(s) named below. [Fidelity and Guaranty Life Insurance Company] will not be liable for following instructions communicated by telephone that it reasonably believes to be genuine. I understand: a) all telephone transactions will be recorded; and b) this authorization will be valid until the authorization is revoked by either [Fidelity and Guaranty Life Insurance Company] or me. The revocation is effective when received in writing or by telephone by the other party. Unless waived, the Owner and Representative will have automatic telephone transfer authorization. Check if you do not wish your Registered Representative to have transfer authorization: [ ]
        Check if you do not wish to have  telephone transfer authorization: [ ]

        Signed at (City/State):                           Date:

        ------------------------------------------------ -----------------------
        Signature(s) of Owner(s):                         Date:

        ------------------------------------------------ -----------------------
        Signature(s) of Annuitant(s):                     Date:

        ------------------------------------------------ -----------------------

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17.  FRAUD WARNING NOTICES     (Please review the notice that applies in your
                                state. If your state is not listed, please review the first notice listed.)

       ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO COMMITS A FRAUDULENT INSURANCE ACT, WHICH MAY BE A CRIME AND MAY BE SUBJECT TO CRIMINAL AND CIVIL PENALTIES. AR/LA: ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR BENEFIT OR KNOWINGLY PRESENTS FALSE INFORMATION IN AN APPLICATION FOR INSURANCE IS GUILTY OF A CRIME AND MAY BE SUBJECT TO FINES AND CONFINEMENT IN PRISON.
       CO: IT IS UNLAWFUL TO KNOWINGLY PROVIDE FALSE, INCOMPLETE OR MISLEADING FACTS OR INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING OR ATTEMPTING TO DEFRAUD THE COMPANY. PENALTIES MAY INCLUDE IMPRISONMENT, FINES, DENIAL OF INSURANCE, AND CIVIL DAMAGES. ANY INSURANCE COMPANY OR REPRESENTATIVE OF AN INSURANCE COMPANY WHO KNOWINGLY PROVIDES FALSE, INCOMPLETE, OR MISLEADING FACTS OR INFORMATION TO A CONTRACT HOLDER OR CLAIMANT FOR THE PURPOSE OF DEFRAUDING OR ATTEMPTING TO DEFRAUD THE CONTRACT HOLDER OR CLAIMANT WITH REGARD TO A SETTLEMENT OR AWARD PAYABLE FROM INSURANCE PROCEEDS SHALL BE REPORTED TO THE COLORADO DIVISION OF INSURANCE WITHIN THE DEPARTMENT REGULATORY AGENCIES. DC: IT IS A CRIME TO PROVIDE FALSE OR MISLEADING INFORMATION TO AN INSURER FOR THE PURPOSE OF DEFRAUDING THE INSURER OR ANY OTHER PERSON. PENALTIES INCLUDE IMPRISONMENT AND/OR FINES. IN ADDITION, AN INSURER MAY DENY INSURANCE BENEFITS IF FALSE INFORMATION MATERIALLY RELATED TO A CLAIM WAS PROVIDED BY THE APPLICANT.

       FL: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE. _____OWNER'S INITIALS

       KY/OH: I UNDERSTAND THAT ANY PERSON WHO, WITH INTENT TO DEFRAUD, OR KNOWING THAT HE OR SHE IS FACILITATING A FRAUD AGAINST AN INSURER, SUBMITS AN APPLICATION CONTAINING A FALSE OR DECEPTIVE STATEMENT IS GUILTY OF INSURANCE FRAUD. _____ (OWNER'S INITIALS).
       ME/TN/WA: IT IS A CRIME TO KNOWINGLY PROVIDE FALSE, INCOMPLETE OR MISLEADING INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING THE COMPANY. PENALTIES MAY INCLUDE IMPRISONMENT, FINES, OR DENIAL OF INSURANCE BENEFIT.
       NJ: ANY PERSON WHO INCLUDES ANY FALSE OR MISLEADING INFORMATION ON AN APPLICATION FOR AN INSURANCE CONTRACT IS SUBJECT TO CRIMINAL AND CIVIL PENALTIES.
       OK: ANY PERSON WHO KNOWINGLY, AND WITH INTENT TO INJURE, DEFRAUD OR DECEIVE ANY INSURER, MAKES ANY CLAIM FOR THE PROCEEDS OF AN INSURANCE CONTRACT CONTAINING ANY FALSE, INCOMPLETE OR MISLEADING INFORMATION IS GUILTY OF A FELONY.
       NM/PA: ANY PERSON WHO KNOWINGLY AND WITH INTEND TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SUBJECTS SUCH PERSON TO CRIMINAL AND CIVIL PENALTIES.

17.    REGISTERED REPRESENTATIVE USE ONLY

Does the applicant have an existing life or annuity policy?     [ ] Yes [ ] No
Did you see each Proposed Insured at the time of application?   [ ] Yes [ ] No

Do you have any knowledge or reason to believe that replacement of
existing insurance or annuity coverage may be involved?         [ ] Yes [ ] No

To the best of your knowledge, does this application replace or
change existing life insurance or annuities?                    [ ] Yes [ ] No

What is the source of funds used to apply for this product?
       [ ]  Checking Account     [ ]  Proceeds from Investments
       [ ]  Savings Account      [ ]    Inheritance        [ ] A  [ ] B  [ ] C
                                 [ ]  Other ______________

I certify that I have reviewed the document(s) presented in the Identification section as required by the U.S. Patriot Act. I attest that I have witnessed all signatures.

I certify that (1) the information provided by the owner has been accurately recorded; (2) a current Beacon Navigator and portfolio prospectuses was delivered; and (3) I have reasonable grounds to believe the purchase of this product is suitable for the owner.

Registered Representative Signature:
                                  ----------------------------------------------

Name:                                      Phone Number
Print Registered Representative            Registered Representative

------------------------------------------ ------------------------------------

License #                                  Email Address
Registered Representative Company          Registered Representative

------------------------------------------ ------------------------------------